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                                                                  Exhibit 3(i).4

                                     AMENDED

                           CERTIFICATE OF DESIGNATION

                                       for

                      SERIES D CONVERTIBLE PREFERRED STOCK

                                       of

                               GENTA INCORPORATED

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                  GENTA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

                  FIRST: Pursuant to a Certificate of Designation for Series D Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 6, 1997 (the "Original Certificate of Designation"), the Corporation established a series of its authorized preferred stock, par value $.001 per share, designated "Series D Convertible Preferred Stock" consisting of 3,750,000 shares.

                  SECOND: None of the authorized shares of the Corporation's Series D Convertible Preferred Stock established pursuant to the Original Certificate of Designation has been issued.

                  THIRD: In accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, at a duly held meeting of the Board of Directors of the Corporation, resolutions were adopted decreasing the number of shares designated in the Original Certificate of Designation as Series D Preferred Stock and amending and restating in their entirety the powers, preferences and relative participating, optional and other special rights of, and the qualifications, limitations and restrictions upon, the Series D Convertible Preferred Stock, as set forth herein.

                  NOW, THEREFORE, IT IS RESOLVED, that the number of shares of the Corporation's authorized preferred stock, par value $.001 per share, designated in the Original Certificate of Designation as "Series D Convertible Preferred Stock" shall be 223,860 (hereinafter the "Series D Preferred Stock"), and the powers, preferences and relative participating, optional and other special rights of, and the qualifications, limitations and restrictions upon, the Series D Preferred Stock are hereby amended in their entirety and shall be, as follows:
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                      Series D Convertible Preferred Stock

                  1. Designation and Amount and Definitions. (a) There shall be a series of Preferred Stock designated as "Series D Convertible Preferred Stock" and the number of shares constituting such series shall be 223,860. Such series is referred to herein as the "Series D Preferred Stock". Notwithstanding any other provision in the Certificate of Designation of the Series D Preferred Stock, as amended hereby, (the "Certificate of Designation") to the contrary, such series shall be on a parity with the Series A Preferred Stock and Series C Preferred Stock of the Corporation with respect to dividends and the distribution of assets upon liquidation, dissolution or winding up. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series D Preferred Stock to fewer than the number of shares then issued and outstanding.

                  (b) As used in this Certificate of Designation, the following terms shall have the following meanings:

                           (i) The "Closing Bid Price" for any security for each
                  trading day shall be the reported per share closing bid price of such security regular way on the Stock Market on such trading day, or, if there were no transactions on such trading day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such trading day.

                           (ii) "Fair Market Value" of any asset (including any
                  security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority of the Series D Preferred Stock then outstanding. If the Corporation and the holders of a majority of the Series D Preferred Stock then outstanding are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors and the holders of a majority of the Series D Preferred Stock then outstanding (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Corporation.

                           (iii) "Market Price" shall mean the average Closing
                  Bid Price for twenty (20) consecutive trading days, ending with the trading day prior to the date as of which the Market Price is being determined (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Market Price" shall mean Fair Market Value.

                           (iv) "Registered Holders" shall mean, at any time,
                  the holders of record of the Series D Preferred Stock.

                           (v) The "Stock Market" shall mean, with respect to
                  any security, the principal national securities exchange on which such security is listed or admitted


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                  to trading or, if such security is not listed or admitted to trading on any national securities exchange, shall mean The Nasdaq National Market System ("NNM") or The Nasdaq SmallCap Market ("SCM" and, together with NNM, "Nasdaq") or, if such security is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if such security is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

                           (vi) "Trading Price" shall mean the lower of (i) the
                  average Closing Bid Price of the Common Stock (with appropriate adjustments for subdivisions or combinations of shares effected during such period) for thirty (30) consecutive trading days, ending with the trading day prior to the date as of which the Trading Price is being determined, and (ii) the average Closing Bid Price of the Common Stock (with appropriate adjustments for subdivisions or combinations of shares effected during such period) for five (5) consecutive trading days, ending with the trading day prior to the date as of which the Trading Price is being determined, provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for any of such periods, "Trading Price" shall mean Fair Market Value.

                           (vii) A "trading day" shall mean a day on which the
                  relevant Stock Market is open for the transaction of business.

                  2. Dividends and Distributions. (a) Commencing on the Reset Date (as defined in Subsection 4(a)), the holders of the Series D Preferred Stock shall be entitled to receive cumulative dividends on each share of Series D Preferred Stock, payable in shares of Common Stock, at the rate of 10% per annum (computed on the basis of a 360-day year of twelve 30 day months) of the Dividend Base Amount (as defined below), payable semi-annually in arrears. Such dividends shall be paid in duly authorized, fully paid and non assessable shares of Common Stock. In calculating the number of shares of Common Stock to be paid with respect to each dividend, each share of Common Stock shall be deemed to have the value of the Conversion Price (as defined in Section 4(a) hereof) at the time such dividend is paid. Such dividends shall accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The "Dividend Base Amount" shall be $140.00 plus all accrued but unpaid dividends (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series D Preferred Stock).

                  (b) In addition to the foregoing, subject to the rights of the holders of any shares of any series or class of capital stock ranking prior, and superior to, or pari passu with, the shares of Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

                  (c) The Corporation shall not declare any dividend or distribution on any Junior Stock (as defined below) of the Corporation unless and until a special dividend or


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distribution of $140.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series D Preferred Stock) has been declared and paid on the Series D Preferred Stock. In the event that such special dividend or distribution is declared and paid on the Series D Preferred Stock, an aggregate per share dividend or distribution equal to (i) $140.00 divided by (ii) the effective Conversion Rate (as defined below) at the time of such special dividend or distribution on the Series D Preferred Stock may be declared and paid on the Common Stock. Except as aforesaid, the Corporation shall not declare any dividend or distribution on any Junior Stock or stock on a parity with the Series D Preferred Stock, unless the Corporation shall, concurrently with the declaration of such dividend or distribution on the Junior Stock or stock on a parity with the Series D Preferred Stock, declare a like dividend or distribution, as the case may be, on the Series D Preferred Stock.

                  (d) Any dividend or distribution (other than that referenced in the first sentence of Subsection 2(c)) payable to the holders of the Series D Preferred Stock pursuant to this Section 2 shall be paid to such holders at the same time as the dividend or distribution on the Junior Stock or any other capital stock of the Corporation by which it is measured is paid.

                  (e) All dividends or distributions declared upon the Series D Preferred Stock shall be declared pro rata per share.

                  (f) Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

                  (g) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock which may be in arrears.

                  (h) So long as any shares of the Series D Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series D Preferred Stock, for any period unless all dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series D Preferred Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series D Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series D Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series D Preferred Stock and on such other stock bear to each other.

                  (i) So long as any shares of the Series D Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series D Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the


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Corporation unless the dividends, if any, accrued on all outstanding shares of the Series D Preferred Stock shall have been paid or set apart for payment.

                  (j) "Junior Stock" shall mean the Common Stock and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series D Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends or (iii) voting, except that the Junior Stock shall not include the Series A Preferred Stock nor the Series C Preferred Stock of the Corporation.

Notwithstanding the foregoing, this Section 2 shall only be effective insofar as it does not conflict with any provision of the Certificate of Incorporation relating to the rights of the Series A Preferred Stock, and does not cause the Series D Preferred Stock to be senior to the Series A Preferred Stock with respect to dividends.

                  3. Liquidation Preference. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a "Merger Transaction") (items (i), (ii) and (iii) of this sentence being collectively referred to as a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation and subject to the Corporation's prior compliance with Article IV of the Certificate of Incorporation, the holders of the Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders on a pari passu basis with the shares of Series A Preferred Stock and Series C Preferred Stock of the Corporation, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock of the Corporation, an amount equal to $140.00 per share plus an amount equal to all declared and/or unpaid dividends thereon; provided, however, in the case of a Merger Transaction, such $140.00 per share may be paid in cash, property (valued as provided in Subsection 3(b)) and/or securities (valued as provided in Subsection 3(b)) of the entity surviving such Merger Transaction. In the case of property or in the event that any such securities are subject to an investment letter or other similar restriction on transferability, the value of such property or securities shall be determined by agreement between the Corporation and the holders of a majority of the Series D Preferred Stock then outstanding. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series D Preferred Stock on the basis of the number of shares of Series D Preferred Stock held. Notwithstanding item (iii) of the first sentence of this Subsection 3(a), any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity but the stockholders of the Corporation immediately prior to such transaction own in excess of 50% of the voting power of the corporation surviving such transaction and own such interest in substantially the same proportions as prior to such transaction, shall not be considered a Liquidation Event provided


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that the surviving corporation shall make appropriate provisions to ensure that the terms of this Certificate of Designation survive any such transaction as provided in Subsection 4(c)(ii). All shares of Series D Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein, on a pari passu basis with the shares of Series A Preferred Stock and Series C Preferred Stock of the Corporation, and unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

                  (b) Any securities or other property to be delivered to the holders of the Series D Preferred Stock pursuant to Subsection 3(a) hereof shall be valued as follows:

                           (i) Securities not subject to an investment letter or
                  other similar restriction on free marketability:

                                    (A) If actively traded on a Stock Market,
                           the value shall be deemed to be the Market Price as of the third day prior to the date of valuation.

                                    (B) If not actively traded on a Stock
                           Market, the value shall be the Fair Market Value.

                           (ii) For securities for which there is an active
                  public market but which are subject to an investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the Market Price thereof.

                           (iii) For all other securities, the value shall be
                  the Fair Market Value thereof.

                  4.       Conversion.

                  (a) Right of Conversion. The shares of Series D Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Subsection 4(b), into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock shall be equal to $3.00 (the "Conversion Price") and shall be subject to adjustment as provided herein. The rate at which each share Series D Preferred Stock is convertible at any time into Common Stock (the "Conversion Rate") shall be determined by dividing the then existing Conversion Price into $100.00.

                  Subject to adjustment pursuant to the provisions of Subsection 4(c) below, in the event that the Conversion Price in effect at the time of the Initial Closing Date (as defined below), any Interim Closing Date (as defined below) or the Final Closing Date (as defined below) is greater than 50% of the Trading Price of the Common Stock as of (x) the initial closing date of the issuance and sale of units (the "Premium Preferred Units") consisting of Series D Preferred Stock and Class D Warrants pursuant to a confidential term sheet dated May 20, 1997 (the "Initial Closing Date"), (y) any interim closing date of the issuance and sale of the Premium Preferred Units (each an "Interim Closing Date") or (z) the final closing date of the issuance and


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sale of the Premium Preferred Units (the "Final Closing Date") pursuant to the subscription agreements entered into in connection therewith, then the Conversion Price shall be adjusted to equal 50% of the lesser of any such Trading Price. If there is any change in Conversion Price as a result of the preceding sentence, then the Conversion Rate shall be changed accordingly as set forth above. In the event that there is no Initial, Interim nor Final Closing Date (as defined above), or the above referenced offering of Premium Preferred Units is otherwise terminated, then "Initial Closing Date", "Interim Closing Date" and "Final Closing Date" as used herein shall refer to the initial, interim and final closing date, respectively, in the next offering or series of related offerings) of equity securities of the Corporation (or any securities convertible into equity securities)("Qualified Offering Securities") with gross proceeds in excess of $2,000,000.

                  The Board of Directors, or a committee designated by it for such purpose, may specify an initial conversion price applicable to the shares of Series D Preferred Stock issued at any closing lower than the initial conversion price that would otherwise obtain pursuant to the preceding paragraphs of this Subsection 4(a) and, in the event an initial conversion price is so specified, it shall be applicable to all shares of the Series D Preferred Stock.

                  The Corporation shall prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth the Conversion Rate as of the Final Closing Date, showing in reasonable detail the facts upon which such adjusted Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series D Preferred Stock. A notice stating that the Conversion Rate has been adjusted pursuant to the second preceding paragraph of this Subsection 4(a), or that no adjustment is necessary, and setting forth the Conversion Rate in effect as of the Final Closing Date shall be mailed as promptly as practicable after the Final Closing Date by the Corporation to all record holders of the Series D Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

                  The Conversion Price (subject to adjustment pursuant to the provisions of Subsection 4(c)) in effect immediately prior to the date that is 12 months after the Final Closing Date (the "Reset Date") shall be adjusted and reset effective as of the Reset Date if the Market Price as of the Reset Date (the "12-Month Trading Price") is less than 140% of the then applicable Conversion Price (a "Reset Event"). Upon the occurrence of a Reset Event, the Conversion Price shall be reduced to be equal to the greater of (A) the 12-Month Trading Price divided by 1.40, and (B) 25% of the then applicable Conversion Price. If there is any change in the Conversion Price as a result of the preceding sentence, then the Conversion Rate shall be changed accordingly as set forth above. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the Conversion Rate as of the Reset Date, showing in reasonable detail the facts upon which such Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series D Preferred Stock. A notice stating that the Conversion Rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the Conversion Rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series D Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.


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                  (b) Conversion Procedures. Any holder of shares of Series D
Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series D Preferred Stock at the office of the transfer agent for the Series D Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series D Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

                  The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series D Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series D Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series D Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series D Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series D Preferred Stock.

                  The Corporation shall at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock.

                  All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Subsection 4(g) hereof, a holder of Series D Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series D Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.


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
                  (c)      Adjustment of Conversion Rate and Conversion Price.

                           (i) Except as otherwise provided herein, in the event
the Corporation shall, at any time or from time to time after the date hereof,
(1) sell or issue any shares of Common Stock for a consideration per share less than either (i) the Conversion Price in effect on the date of such sale or issuance or (ii) the Market Price of the Common Stock as of the date of the sale or issuance, (2) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or (3) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Conversion Price in effect immediately prior to such Change of Shares shall be changed to a price (rounded to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subparagraph 4(c)(v)(F)) for the issuance of such additional shares would purchase at the greater of (i) the Conversion Price in effect on the date of such issuance or (ii) the Market Price of the Common Stock as of such date, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever such an issuance is made.

                           (ii) In case of any reclassification, capital
reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another entity of the property of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a share of Series D Preferred Stock shall be entitled to receive, upon conversion of such share of Series D Preferred Stock, the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series D Preferred Stock was convertible immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Subsection 4(c). The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing assets or other appropriate entity shall assume, by written instrument executed and delivered to the transfer agent for the Series D Preferred Stock (the "Transfer Agent"), the obligation to deliver to the holder of each share of Series D Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications,


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
capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                           (iii) [Reserved]

                           (iv) After each adjustment of the Conversion Price
pursuant to this Subsection 4(c), the Corporation will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Conversion Price as so adjusted, (ii) the Conversion Rate corresponding to such Conversion and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly file such certificate with the Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder of Series D Preferred Stock at his or her last address as it shall appear on the registry books of the Transfer Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Transfer Agent or the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Transfer Agent may rely on the information in the certificate as true and correct and has no duty or obligation to independently verify the amounts or calculations set forth therein.

                           (v) For purposes of Subsection 4(c)(i) hereof, the
following provisions (A) to (F)
shall also be applicable:

                                    (A) The number of shares of Common Stock
                           deemed outstanding at any given time shall include all shares of capital stock convertible into, or exchangeable for, Common Stock (on an as converted basis) as well as all shares of Common Stock issuable upon the exercise of (x) any convertible debt, (y) warrants outstanding on the date hereof and (z) options outstanding on the date hereof.

                                    (B) No adjustment of the Conversion Price
                           shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this Subparagraph (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with adjustments so carried forward, shall require an increase or decrease of at least $.01 in the Conversion Price then in effect hereunder.

                                    (C) In case of (1) the sale or other
                           issuance by the Corporation (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Corporation, without the receipt by the Corporation of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Corporation upon the exercise of such rights, warrants or options, plus the consideration received by the Corporation for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than either the Conversion Price or the Market Price of the Common Stock as of the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be "Common Stock" for purposes of Subsection 4(c)(i) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsection 4(c)(i).

                                    (D) In case of the sale by the Corporation
                           of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Corporation for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than either the Conversion Price or the Market Price of the Common Stock as of the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be "Common Stock" for purposes of Subsection 4(c)(i) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Subsection 4(c)(i).

                                    (E) In case the Corporation shall modify the
                           rights of conversion, exchange or exercise of any of the securities referred to in (C) and (D) above or any other securities of the Corporation convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Corporation after such modification is less than either the Conversion Price or the Market Price as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Corporation shall be deemed for purposes of calculating any adjustments pursuant to this Subsection 4(c) to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Conversion Price as adjusted under clause (a) of this sentence for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                                    (F) In case of the sale of any shares of
                           Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Corporation therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Corporation or any underwriting discounts or commissions or concessions paid or allowed by the

                           Corporation in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Corporation determines in good faith; provided, however that if the Registered Holders of in excess of 25% of the then outstanding Series D Preferred Stock disagree with such determination, the Corporation shall retain, at its own expense, an independent investment banking firm for the purpose of obtaining an appraisal.

                           (vi)     Notwithstanding any other provision hereof,
no adjustment to the Conversion Price will be made:

                                    (A) upon the exercise of any of the options
                           outstanding on the date hereof under the Corporation's existing stock option plans; or

                                    (B) upon the issuance or exercise of options
                           which may hereafter be granted with the approval of the Board of Directors, or exercised, under any employee benefit plan of the Corporation to officers, directors, consultants or employees, but only with respect to such options as are exercisable at prices no lower than the Closing Bid Price (or, if the price referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value) of the Common Stock as of the date of grant thereof; or

                                    (C) upon issuance or exercise of the
                           Placement Warrants, or the Advisory Warrants, (as defined in the Placement Agency Agreement between the Corporation and Paramount Capital, Inc. (the "Placement Agent") dated as of May 1, 1997 (the "Placement Agency Agreement")) (collectively, the "Paramount Warrants"), upon the conversion of the Series D Preferred Stock underlying the Bridge Notes (as defined in the Note and Warrant Purchase Agreement dated as of January 28, 1997 (the "Note and Warrant Purchase Agreement")), upon the exercise of the Class A and Class B Bridge Warrants (as defined in the Note and Warrant Purchase Agreement) or upon the issuance, conversion or exercise of the Series D Preferred Stock or the Class D Warrants included in the Premium Preferred Units of the Corporation issued
                           (i) on or prior to the Final Closing Date or (ii) pursuant to the exercise of the Paramount Warrants, or upon the issuance, conversion or exercise of any Series D Preferred Stock or Class D Warrants approved by the Placement Agent or upon the issuance of any other equity securities of the Corporation to the extent that such issuance causes an adjustment to the Conversion Price pursuant to the second paragraph of Subsection 4(a); or

                                    (D) upon the issuance or sale of Common
                           Stock or Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original issuance of the Series D Preferred Stock or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Subsection 4(c)(i) in connection with the issuance or sale of such securities or any modification of the terms thereof; or

                                    (E) upon the issuance or sale of Common
                           Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Series D Preferred Stock or were thereafter issued or sold; or upon the issuance of Common Stock upon conversion of principal and interest in respect of $350,000 principal amount of the Company's 4% Convertible Debentures due August 1, 1997 outstanding on February 6, 1997 or upon the conversion of 1,424 shares of the Company's Series C Preferred Stock outstanding on February 6, 1997, provided that any such conversion occurs at a conversion price in excess of the Conversion Price at such time.

Subparagraph 4(c)(v)(E) shall nevertheless apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in Subparagraphs (A), (B) and (C) of this Subsection 4(c)(vi).

                           (vii) As used in this Subsection 4(c), the term
"Common Stock" shall mean and include the Corporation's Common Stock authorized on the date of the original issue of the Series D Preferred Stock and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares issuable upon conversion of the Series D Preferred Stock shall include only shares of such class designated in the Certificate of Incorporation as Common Stock on the date of the original issue of the Series D Preferred Stock or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Subsection 4(c)(ii) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the Series D Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                           (viii) Any determination as to whether an adjustment
in the Conversion Price in effect hereunder is required pursuant to Subsection 4(a) or 4(c), or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Series D Preferred Stock and the Corporation if made in good faith by the Board of Directors of the Corporation.

                  (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series D Preferred Stock. If more than one certificate evidencing shares of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price as of the close of business on the day of conversion.

                  (e) Concurrent Grant. If the Corporation shall fix a record date for the making of a Distribution on Common Stock to holders of its Common Stock (other than any distribution referred to in Subsection 4(c) hereof and cash dividends paid out of retained earnings of the Corporation determined under generally accepted accounting principals consistently applied), the Corporation shall set aside in an escrow reasonably acceptable to the holders of the Series D Preferred Stock, the Distribution on Common Stock (as defined below) to which they would have been entitled if they had converted all of the Series D Preferred Stock held by them for the Corporation's Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock and any such Distribution on Common Stock shall thereafter be distributed from time to time out of such escrow to persons converting the Series D Preferred Stock (immediately upon conversion) to the extent such Distribution on Common Stock relates to the shares of Series D Preferred Stock then being converted. As used herein, the term "Distribution on Common Stock" means a distribution to holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of (i) assets (including any cash dividends or distributions), (ii) evidences of indebtedness or other securities of the Corporation or of any entity other than the Corporation or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable.

                  (f) Reservation of Shares; Transfer Taxes, Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series D Preferred Stock from time to time outstanding (including, without limitation, shares of Common Stock issuable upon conversion of the Series D Preferred Stock in the case of a Reset Event. The Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series D Preferred Stock.

                  The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series D

Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series D Preferred Stock so converted were registered. and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (g)      Prior Notice of Certain Events.  In case:

                           (i) the Corporation shall declare any dividend (or
                  any other distribution); or

                           (ii) the Corporation shall authorize the granting to
                  the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

                           (iii) of any reclassification of Common Stock (other
                  than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

                           (iv) of any consolidation or merger (including,
                  without limitation, a Merger Transaction) to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                           (v) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Corporation (including, without limitation, a Liquidation Event);

then the Corporation shall cause to be filed with the transfer agent for the Series D Preferred Stock, and shall cause to be mailed to the Registered Holders, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend. distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or other Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up or other Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                  (h) Other Changes in Conversion Rate. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to the Registered Holders a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

                  The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                  Notwithstanding anything to the contrary herein, in no case shall the Conversion Price be adjusted to an amount less than $.001 per share, the current par value of the Common Stock into which the Series D Preferred Stock is convertible.

                  (i) Ambiguities/Errors. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series D Preferred Stock, and its actions in so doing shall be final and conclusive.

                  5. Mandatory Conversion. At any time on or after the Reset Date, the Corporation at its option, may cause the Series D Preferred Stock to be converted in whole or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate if the Closing Bid Price (or, if the price referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value) of the Common Stock shall have exceeded 300% of the then applicable Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of notice of conversion. Any shares of Series D Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

                  No greater than 60 nor fewer than 20 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series D Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series D Preferred Stock, and the then effective Conversion Rate pursuant to Section 4.


                  Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series D Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series D Preferred

Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.


                  6.       Voting Rights.

                  (a) General. Except as otherwise provided herein, in the Certificate of Incorporation or the By-laws of the Corporation or as required by applicable law, the holders of shares of Series D Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series D Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series D Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series D Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

                  (b) Class Voting Rights. In addition to any vote specified in
Section 6(a), so long as at least 50% of the shares of Series D Preferred Stock (including those shares of Series D Preferred Stock issued or issuable upon the conversion of the Bridge Notes, the exercise of the warrants issued to Paramount Capital, Inc., the placement agent in connection with the offer and sale of the Series D Preferred Stock or any other warrants or options for the purchase of Series D Preferred Stock) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 50% of all outstanding Series D Preferred Stock, voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series D Preferred Stock,
(ii) approve the alteration or change to the rights, preferences or privileges of the Series D Preferred Stock, (iii) incur or voluntarily repay prior to the maturity thereof any indebtedness (other than the Bridge Notes) in excess of $2,000,000 or (iv) authorize or issue, or increase the authorized amount of, any equity security ranking prior to, or on a parity with, the Series D Preferred Stock (other than additional Series D Preferred Stock approved in writing by the Placement Agent) (A) upon a Liquidation Event, (B) with respect to the payment of any dividends or distributions or (C) with respect to voting rights (except for class voting rights required by law).

                  7. Outstanding Shares. For purposes of this Certificate of Designation, a share of Series D Preferred Stock, when issued, shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series D Preferred Stock, all shares of Series D Preferred Stock converted into Common Stock and (ii) from the date of registration of transfer, all shares of Series D Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

                  8. Status of Acquired Shares. Shares of Series D Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series D Preferred Stock.

                  9. Preemptive Rights. The Series D Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

                  10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such changes as shall be necessary to render the provision in question effective and valid under applicable law.

                  11. No Amendment or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series D Preferred Stock against impairment.

                  12. Redemption Parity. (a) If the Corporation is required to repurchase, redeem or otherwise acquire (collectively, "Redeem") shares of Series A Preferred Stock representing more than 5% of the aggregate stated value of the Series A Preferred Stock, then the Corporation shall, subject to its prior compliance with Article IV of the Certificate of Incorporation, offer to Redeem the shares of Series D Preferred Stock, on a pari passu basis with the Series A Preferred Stock based on the relative liquidation preferences of each such series of Preferred Stock. The Corporation shall Redeem the shares of Series D Preferred Stock with the same type of consideration that is paid to Redeem the Series A Preferred Stock, and the Corporation shall Redeem the shares of Series D Preferred Stock in the same manner, on the same schedule, and upon the same notice (the "Company Notice"), as it Redeems the Series A Preferred Stock.

                  (b) If the Corporation Redeems any Series D Preferred Stock, the redemption price shall be $140.00 per share of Series D Preferred Stock, subject to appropriate adjustment for stock splits, combinations and the like (the "Redemption Price").

                  (c) If the Corporation Redeems any Series D Preferred Stock, the Registered Holders shall be given the opportunity to elect to convert their shares of Series D Preferred Stock at the then applicable Conversion Price in lieu of having such shares Redeemed. If the Corporation uses Common Stock to Redeem any Series D Preferred Stock, then such Common Stock will be valued at its Market Price.

                  (d) The Corporation's obligation to provide moneys to Redeem any Series D Preferred Stock shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, the principal amount of funds necessary to so Redeem, in trust for the account of the Registered Holders of the shares to be Redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to Redeem the shares of Series D Preferred Stock so called to be Redeemed. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, any Registered Holders of such shares of Series D Preferred Stock so called to be Redeemed shall look only to the Corporation for payment of the Redemption Price.

                  (e) Upon surrender of the certificates for any shares of Series D Preferred Stock to be Redeemed by the Corporation (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Company Notice shall so state), such shares shall be Redeemed by the Corporation at the Redemption Price.



                            [Signature page follows]

                  IN WITNESS WHEREOF, David R. Walner, Secretary of the Corporation, acting for and on behalf of the Corporation, has hereunto subscribed his name this 29th day of May, 1997.





                                                 GENTA INCORPORATED


                                                 By: __________________________
                                                     Name:  David. R. Walner
                                                     Title: Secretary